CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust I of our report dated April 26, 2017, relating to the financial statements and financial highlights, which appears in JPMorgan Strategic Income Opportunities Fund’s Annual Report on Form N-CSR for the year ended February 28, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 30, 2017